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                                                                    EXHIBIT 99.1


[GLENBOROUGH REALTY TRUST INCORPORATED LETTERHEAD]


CONTACTS: Andrew Batinovich, President and CEO
          Stephen R. Saul, Executive Vice President and CFO
          Phone:  650.343.9300  Fax:  650.343.7438
          www.glenborough.com - shareholderservices@glenborough.com


           GLENBOROUGH REPORTS TENANT DEFAULT AND REVISED FFO GUIDANCE

SAN MATEO, CALIFORNIA, December 7th, 2004 --- Glenborough Realty Trust Incorporated (NYSE: GLB, GLB PrA) announced that Axiowave Networks, Inc. - a tenant at the Company's Marlborough Corporate Place property located in Marlborough, MA - has defaulted on its lease obligation. Glenborough has commenced legal action against the tenant. Axiowave's lease encompasses approximately 100,000 square feet at Marlborough Corporate Place and accounts for $2.9 million or 1.5% of annual revenues. As a result of the lease default, Glenborough will take a charge of $1.4 million or $0.04 per diluted common share during the fourth quarter representing an allowance for uncollectible rent and related straight line rent receivable.

In addition, Glenborough and its joint venture partner have been pursuing entitlements for a mixed use project known as Marina Shores Village located in Redwood City. Marina Shores Village encompasses 33.2 acres of land and a marina which is owned in fee by a consolidated partnership between Glenborough and a joint venture partner; in addition, the partnership also holds an option to acquire a nearby parcel of land known as Pete's Harbor. The proposed project included approximately 1,900 condominiums in a series of mid rise towers, 150,000 square feet of office use, 25,000 square feet of retail use and a hotel site. The project received an approved EIR which was certified by the City and passed the Planning Commission on a 6-1 vote and was approved by the City Council on a unanimous 7-0 vote earlier this year.

A local citizens group objected to the height and potential traffic impacts of the project and collected enough signatures to place the approval of the project on the November 2, 2004 ballot. The referendum to overturn the City Council's approval of the project passed by 54% to 46%.

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GLENBOROUGH REALTY TRUST INCORPORATED

The margin of difference was approximately 2,400 votes. After review, the partnership has decided to abandon the option to acquire the Pete's Harbor land. Glenborough's basis in the option parcel is approximately $3.7 million. The Company will take a charge of $3.7 million or $0.11 per diluted common share during the fourth quarter relating to previously paid option payments and predevelopment costs for the option parcel. The partnership continues to pursue final entitlements on its fee owned land at Marina Shores.

The Company is reducing its previously issued funds from operations guidance of $0.49 to $0.50 per diluted common share for the fourth quarter 2004 by $0.15 per diluted common share to account for the one-time charges relating to the option parcel and the fourth quarter effect of the Axiowave lease default. For full year 2005, the Company is revising its previously issued funds from operations guidance from a range of $2.00 to $2.04 per diluted common share to $1.92 to $1.96 per diluted common share due to the Axiowave lease default. Net income for each of the periods ending December 31, 2004 and December 31, 2005 is currently yet not determinable. As a result, a reconciliation between future net income and the funds from operations guidance can not be provided. The Company expects that GAAP net income will be reduced by a like amount during the periods noted.

Andrew Batinovich, President and CEO commented, "Even though Axiowave was our second largest tenant, their lease represented less than 1.5% of our annual revenues. We believe this validates our continued focus on a diversified tenant base where no one tenant represents a large percentage of our income. We expect that the remainder of our ten largest tenants which together represent 12.5% of annual revenue will continue to be financially stable."

Glenborough focuses on owning and managing high quality, multi-tenant office properties with strong demand attributes located in supply constrained locations within large diverse markets. As of September 30, 2004, the portfolio encompasses approximately 11 million square feet in 63 properties concentrated in Washington D.C., Southern California, Boston, Northern New Jersey and Northern California.

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GLENBOROUGH REALTY TRUST INCORPORATED


FORWARD LOOKING STATEMENTS: Certain statements in this press release are forward-looking statements within the meaning of federal securities laws, including the statement that (i) the Company believes 2005 Funds From Operations will be in the range of $1.92 to $1.96 per diluted common share, (ii) that the remainder of our list of ten largest tenants will continue to be financially stable, and (iii) the partnership will continue to pursue final entitlements for Marina Shores Village. Although Glenborough believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there are important factors that could cause Glenborough's actual results to differ materially from those set forth in the forward-looking statements. Such factors are:

o The failure of existing tenants to pay their contractually obligated rent or proportionate share of operating expense increases as a result of, among other factors, adverse changes in their financial condition;

o    The failure of the economy to continue its expansion;

o    The failure of the office market to recover with a growing economy;

o    The failure of the economy to generate job growth;

o    Adverse changes in market rates for office space leases;

o Glenborough's ability to lease, on a timely basis, unoccupied space and to re-lease occupied space upon lease expiration;

o Unanticipated increases in operating expenses, in particular utilities and real property taxes;

o    Lower than expected retention of existing tenants;

o Adverse changes in the general economy and/or in real estate conditions (including rental rates, competition from other properties and demand for new developments), or the failure of such conditions to improve, particularly in the Company's core markets;

o Glenborough's ability to generate revenues at expected levels from sources other than real estate operations;

o Financing risks such as increases in debt service requirements associated with variable-rate debt and Glenborough's ability to consummate planned financings and refinancings on the terms and within the time frames anticipated; and
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GLENBOROUGH REALTY TRUST INCORPORATED

o Risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities); and

o    Unanticipated difficulties with joint venture partners.

Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statement. Readers should also consult the cautionary statements and risk factors detailed from time to time in Glenborough's filings with the SEC. Glenborough assumes no obligation to update or supplement any forward-looking statements.

FUNDS FROM OPERATIONS, or FFO, as defined by National Association of Real Estate Investment Trusts, represents net income (loss) (including income and loss from discontinued operations) excluding minority interest and extraordinary items, adjusted for real estate related depreciation and amortization and gains from the disposal of properties. We believe that FFO is a widely used measure of the operating performance of equity REITs which provides a relevant basis for comparison among other REITs. Funds from operations is not meant to represent a comprehensive system of financial reporting and does not present, nor does Glenborough intend it to present, a complete picture of its financial condition and operating performance. Glenborough believes that net earnings computed under GAAP remains the primary measure of performance and that funds from operations is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, Glenborough believes that its consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of its financial condition and its operating performance.

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